Exhibit 99.1

Anworth Announces Increase to Series B Preferred Stock Conversion Rate

SANTA MONICA, Calif.--(BUSINESS WIRE)--March 15, 2021--Anworth Mortgage Asset Corporation (NYSE: ANH) announced that in accordance with the terms of Anworth’s 6.25% Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock, the conversion rate of the Series B Preferred Stock has increased from 6.2176 shares of Anworth’s common stock to 6.2235 shares of its common stock effective March 16, 2021.

As previously announced on February 25, 2021, Anworth’s Board of Directors declared a common stock dividend of $0.04 per share, which is payable on March 18, 2021 to holders of record of common stock as of the close of business on March 15, 2021. When Anworth pays a cash dividend during any quarterly fiscal period to its common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on the Series B Preferred Stock), the conversion rate on the Series B Preferred Stock is adjusted based on a formula specified in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series B Preferred Stock (and also available on the “Series B Pfd. Stock Conversion” page of Anworth’s web site at http://www.anworth.com). As a result of this dividend, the conversion rate has increased from 6.2176 shares of Anworth’s common stock to 6.2235 shares of its common stock effective March 16, 2021.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; the scope and duration of the COVID-19 (coronavirus) pandemic, including actions taken by governmental authorities to contain the spread of the virus, and the impact on our business and the general economy; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; the risk that the proposed merger of Anworth with and into a merger subsidiary of Ready Capital Corporation (the “Merger”) will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain stockholder approvals relating to the Merger or the failure to satisfy the other conditions to completion of the Merger; risks related to disruption of management attention from our ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger on our operating results and business generally; and the outcome of any legal proceedings relating to the Merger. Our Annual Report on Form 10-K, the joint proxy statement/prospectus, and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition and the proposed Merger, copies of which are available on the SEC’s website at www.sec.gov. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com